UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2015

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2015, the Board of Directors of UGI Corporation (the "Company") approved an amendment to the Company’s Bylaws (the "Bylaws") to include an exclusive forum provision for the adjudication of certain disputes. The amendment, which became effective upon the approval of the Company’s Board of Directors, provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within Montgomery County, Pennsylvania (or, in the event such court lacks jurisdiction over such action or proceeding, the United States District Court for the Eastern District of Pennsylvania) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim against the Company or any director, officer or other employee of the Company to the Company or the Company’s shareholders; (iii) any action or proceeding asserting a claim against the Company or any director, officer, or other employee of the Company arising pursuant to any provision of the Pennsylvania Associations Code, the Business Corporation Law, or the restated articles of incorporation or the Bylaws; or (iv) any action or proceeding asserting a claim peculiar to the relationships between or among the Company and its officers, directors, and shareholders, or otherwise governed by or involving the internal affairs doctrine.

The description of the amendment to the Company’s Bylaws is not complete and is qualified in its entirety by reference to the copy of the Bylaws of UGI Corporation Amended and Restated September 29, 2015 filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Bylaws of UGI Corporation Amended and Restated September 29, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 2, 2015	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of UGI Corporation Amended and Restated September 29, 2015.